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                            [CUSTOMEDIX LETTERHEAD]

NEWS
RELEASE


                      Summary: Customedix Corp. (AMEX) receives withdrawal of proposal from Dr. Gordon S. Cohen

                      Company contact:      Joseph MacDougald
                                            Phone No: (203) 284-9079
                                            Fax No: (203) 265-7662


FOR IMMEDIATE RELEASE:

WALLINGFORD, CONNECTICUT, MAY 8, 1996..., CUSTOMEDIX CORPORATION (AMEX: CUS) WAS ADVISED TODAY THAT DR. GORDON S. COHEN HAS WITHDRAWN HIS PROPOSAL TO ACQUIRE THE COMPANY THROUGH A NEGOTIATED MERGER.